Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dennis J. Allingham and David M. Noel, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a post-effective amendment to each of the Registration Statements set forth on Annex 1, each relating to the registration of shares of Common Stock, par value $0.01 per share, of Lifecore Biomedical, Inc., and to file each of the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and with such state commissions and other agencies as necessary, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 25th day of March, 2008, by the following persons:

Signature	Title

/s/ Dennis J. Allingham Dennis J. Allingham	President, Chief Executive Officer and Director (principal executive officer)

/s/ David M. Noel	Vice President of Finance and Chief Financial Officer
David M. Noel	(principal financial and accounting officer)

/s/ Martin J. Emerson	Director
Martin J. Emerson

/s/ Thomas H. Garrett	Director
Thomas H. Garrett

/s/ Luther T. Griffith	Director
Luther T. Griffith

/s/ Richard W. Perkins	Director
Richard W. Perkins

/s/ John E. Runnells, III	Lead Director
John E. Runnells, III

ANNEX 1
REGISTRATION STATEMENTS
•	Registration Statement on Form S-8 (Registration No. 33-19288), effective December 23, 1987
•	Registration Statement on Form S-8 (Registration No. 33-26065), effective February 18, 1988
•	Registration Statement on Form S-8 (Registration No. 33-32984), effective January 12, 1990
•	Registration Statement on Form S-8 (Registration No. 33-38914), effective February 8, 1991
•	Registration Statement on Form S-8 (Registration No. 33-84380), September 26, 1994
•	Registration Statement on Form S-8 (Registration No. 333-18515), December 20, 1996
•	Registration Statement on Form S-8 (Registration No. 333-128312), September 14, 2005
•	Registration Statement on Form S-3 (Registration No. 333-60987), August 21, 1998
•	Registration Statement on Form S-3 (Registration No. 333-32144), March 10, 2000
•	Registration Statement on Form S-3 (Registration No. 333-58506), April 23, 2001
•	Registration Statement on Form S-3 (Registration No. 333-65580), August 3, 2001
•	Registration Statement on Form S-3 (Registration No. 333-73796), November 20, 2001